 Exhibit 99.1

Ocean Power Technologies Contracts With ACET for U.S. Navy SLAMR Initiative

Feasibility Study Will Focus on Linking OPT PowerBuoy® Offshore 5G Communications Solution with Unmanned and Robotic Systems and Onshore Control

MONROE TOWNSHIP, N.J., October 27, 2020 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced it has been contracted by Reston, Virginia-based Adams Communications & Engineering Technology (ACET) to conduct a feasibility study. The evaluation of a PB3 PowerBuoy® power and 5G communications solution comes in support of the U.S. Navy’s Naval Postgraduate School’s (NPS) Sea, Land, Air, Military Research (SLAMR) Initiative, which conducts interdisciplinary research in unmanned and robotic systems.

ACET President and CEO Charles Adams stated, “ACET’s subcontract with OPT brings this potential technology solution one step closer to reality through the SLAMR research initiative at NPS and demonstrates our commitment to deliver products that meet or exceed our customer’s needs.”

“This NPS initiative is about exploiting cutting edge technologies in autonomous systems for marine defense. We are proud to be part of this effort,” said George Kirby, President and Chief Executive Officer of OPT. “Working closely with the U.S. Navy, ACET, and the SLAMR initiative, we believe that OPT’s solutions can be a focal point of the SLAMR mission profile.”

OPT and ACET will review, validate, and determine the cost and configuration of integrating OPT solutions as the basis of an autonomous offshore 5G communications system. The study will detail preliminary operational, deployment, and maintenance plans, and regulatory approval requirements to support the SLAMR initiative’s focus on unmanned and robotic systems.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

About ACET

ACET is a Veteran-Owned Small Business (VOSB) headquartered in Reston, VA with offices in Lexington Park, MD and Aberdeen Proving Ground, MD. It is an established technology company providing integrated products and solutions for Government Defense, Intelligence, and other Federal Agencies. ACET’s core competencies are aligned with the current and anticipated needs of its customers and address emerging global challenges in key areas, such as Research and Development, Logistics, Operations and Sustainment, Cybersecurity, IT Services, C5ISR, and Technical and Program Management critical to the defense of our Nation and her allies. To learn more, visit www.adamscomm.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information – OPT

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com